                                                                    EXHIBIT 99.1

                      Press Release Dated October 17, 2001

For Information Contact
-----------------------
At Greater Bay Bancorp:                At Financial Relations Board:
David L. Kalkbrenner                   Christina Carrabino (general information)
President and CEO                      Stephanie Mishra (analyst contact)
(650) 614-5767                         (415) 986-1591
Steven C. Smith
EVP, CAO and CFO
(650) 813-8222
                                          FOR IMMEDIATE RELEASE
                                          ---------------------

                    GREATER BAY BANCORP REPORTS 16% INCREASE
                       IN THIRD QUARTER 2001 CORE EARNINGS

                 "28% Increase in Core Earnings Year Over Year"

PALO ALTO, CA, October 17, 2001 -- Greater Bay Bancorp (Nasdaq: GBBK), a $6.8 billion in assets financial services holding company, today announced results for the third quarter and nine months ended September 30, 2001. Greater Bay Bancorp's CORE EARNINGS, net income excluding nonrecurring warrant income and
                                    -----------------------------------------
merger related expenses, for the third quarter of 2001 increased 16% to $21.3
-----------------------
million, or $0.48 per diluted share, compared to $18.3 million, or $0.42 per diluted share, in the third quarter of 2000.

Based on CORE EARNINGS for the third quarter of 2001, Greater Bay Bancorp's return on average equity was 21.68%, return on average assets was 1.30% and efficiency ratio was 48.94%, while the third quarter of 2000 core earnings resulted in a return on average equity of 24.14%, return on average assets of 1.61% and an efficiency ratio of 45.03%.

For the first nine months of 2001, Greater Bay Bancorp's CORE EARNINGS increased 28% to $63.7 million, or $1.45 per diluted share, compared to $49.7 million, or $1.16 per diluted share, for the first nine months of 2000.

Based on CORE EARNINGS for the first nine months of 2001, Greater Bay Bancorp's return on average equity was 23.30%, return on average assets was 1.47% and efficiency ratio was 47.21%, while the first nine months of 2000 core earnings resulted in a return on average equity of 23.25%, return on average assets of 1.57% and an efficiency ratio of 46.69%.

For the third quarter of 2001, NET INCOME increased to $21.4 million, or $0.49 per diluted share, compared to net income of $12.9 million, or $0.29 per diluted share, for the third quarter of 2000. Net income for the third quarter of 2001 included $0.1 million in nonrecurring warrant income and zero merger related expenses, compared to $1.6 million in nonrecurring warrant income and $7.0 million in merger related expenses for the third quarter of 2000.

For the first nine months of 2001, NET INCOME increased to $64.0 million, or $1.46 per diluted share, compared to net income of $40.6 million, or $0.94 per diluted share for the first nine months of 2000. Net income for the first nine months of 2001 included $0.3 million in nonrecurring warrant income and zero in merger related expenses, compared to $7.1 million in nonrecurring warrant income and $16.2 million in merger related expenses for the first nine months of 2000.

At September 30, 2001, Greater Bay Bancorp's total assets were $6.8 billion, an increase of 50% or $2.3 billion from September 30, 2000. Total loans grew 26% to $3.9 billion, an increase of $804.4 million from September 30, 2000, while total deposits increased to $4.3 billion, an increase of 10% or $389.0 million from September 30, 2000.

Greater Bay Bancorp's allowance for loan losses was 2.31% of total loans at September 30, 2001 and 2.18% at September 30, 2000, while its ratio of non-performing assets to total assets was 0.32% at September 30, 2001, compared to 0.35% at September 30, 2000. The allowance for loan losses was 418.20% of total non-performing assets at September 30, 2001, compared to 430.84% at September 30, 2000.

"Greater Bay Bancorp continues to post excellent operating results, even during this period of a rapidly declining economy," stated David Kalkbrenner, President and Chief Executive Officer of Greater Bay Bancorp. "The dramatic decline in market interest rates has directly impacted the Company's net interest margin and ultimately its net interest income; however, through continued prudent expense management, strategic expense investments and client relationship pricing, we have been able to continue to report quality earnings."

Mr. Kalkbrenner continued, "We continue to be vigilant in managing our credit risk during this period of economic uncertainty and the results of that are shown in our strong loan loss reserve position, low non-performing asset ratio and very manageable net charge-off ratio. While our net charge-off ratio is higher than prior years and higher than our original estimates, we are pleased that during this challenging economic environment our relationship portfolios, including commercial business and real estate loans, continue to perform well. Our losses to date have been primarily in our shared national credit portfolio which continues to shrink as a percentage of our total loan portfolio."

"Greater Bay Bancorp's lending philosophy has always focused on relationship banking, which we believe allows for substantially better credit risk management than can be attributed to transaction lending institutions," stated Mr. Kalkbrenner. "To date, this has resulted in excellent credit metrics in our portfolio. While we are pleased with the results, we continue to actively monitor all segments of our portfolio, particularly the real estate segment. The results of our ongoing review indicate that our conservative underwriting standards and strong relationships at the time we funded the term and construction real estate loans, continue to be reflected in the quality of the portfolio. We currently do not see any significant deterioration in this portfolio; however, we recognize that the economic downturn is more severe than many people had anticipated. We will continue to be diligent in our credit management, as well as new business underwriting, but we are pleased that our core earnings supplemented by strong loan loss reserves allowed Greater Bay Bancorp to continue to report quality earnings and build long-term value for our shareholders."

The capital ratios of Greater Bay Bancorp and each of its subsidiary banks continue to be above the well-capitalized guidelines established by the bank regulatory agencies.

                        Merger with SJNB Financial Corp.

The previously announced merger transaction between Greater Bay Bancorp and SJNB Financial Corp., San Jose, California is anticipated to close on October 23, 2001, subject to receipt of shareholder approvals. Regulatory approval for the merger was received on October 3, 2001. On a pro forma basis, as if this merger had been completed on September 30, 2001, the combined organization would have had $7.5 billion in assets, $4.9 billion in deposits and 42 banking offices covering the entire San Francisco Bay Area.

                           Forward-Looking Information

According to Mr. Kalkbrenner, "Based on current information, we believe our previous guidance given for 2001 remains the same except for net charge-offs. Due to the unprecedented slowing in our economy, net charge-offs will be in the range of 55 basis points to 65 basis points for this year. Even with the higher net loan charge-offs and substantial net interest margin compression, Greater Bay remains comfortable with full year 2001 First Call analyst consensus estimates of $1.92 to $1.93 per share, before the merger with SJNB. These
                                       ---------------------------
excellent operating results are expected to once again place Greater Bay in the top 10% of its peer group when judged on the financial performance metrics of return on equity, earnings per share and asset growth."

Looking forward to 2002, Mr. Kalkbrenner commented, "Greater Bay's overriding performance goal is to continue to be in the top echelon of its peer group bank competitors. Like most banks, we will also be impacted by the turbulent economic environment but firmly believe our results will once again place Greater Bay in the top group of performers for 2002, based on currently available mid-cap bank analysts' estimates. We anticipate earnings growth of 11% to 17% with return on equity being in excess of 20%. For a detailed review of our 2002 performance goals, please review our Form 8-K which we filed today with the SEC."

                                Subsequent Events

Greater Bay Bancorp is currently in the process of establishing a real estate investment Trust ("REIT") that will allow for flexibility in raising capital, while also providing for a one-time capital gains tax loss carryback and a one-time reduction in income tax expense. It is anticipated that the REIT will be fully operational late in the fourth quarter of 2001 or early in the first quarter of 2002. The impact on the Company's results of operations in establishing the REIT is estimated to be a one-time reduction in income tax expense of approximately $10 million to $12 million. Given the economic uncertainty in the US economy, this one time benefit can be used either to increase capital or, alternatively, to bolster balance sheet reserves.

Greater Bay Bancorp through its ten subsidiary banks, Bank of Petaluma, Bank of Santa Clara, Bay Area Bank, Bay Bank of Commerce, Coast Commercial Bank, Cupertino National Bank, Golden Gate Bank, Mid-Peninsula Bank, Mt. Diablo National Bank and Peninsula Bank of Commerce, along with its operating divisions, serves clients throughout Silicon Valley, San Francisco, the San Francisco Peninsula, the East Bay Region, the North Bay Region and the Central Coastal Region.

Greater Bay Bancorp's third quarter 2001 earnings conference call is scheduled for October 17, 2001 at 8:00 am PDT. Investors have the opportunity to listen to the conference call live on the Internet through Street Events at http://www.streetevents.com. Investors should go to the Street Events Web site
---------------------------
15 minutes prior to the start of the call, as it may be necessary to download audio software to hear the conference call. To do so, investors should click on the Windows Media Player icon and follow directions from there. A replay of the conference call will be available on the Street Events Web site for 30 days and via telephone through October 24, 2001 by dialing (703) 925-2435, passcode 5587068.

Greater Bay Bancorp's corporate press releases are available on the Company's Web site at http://www.gbbk.com.
            -------------------

Safe Harbor

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements relate to the Company's current expectations regarding future operating results, growth in loans, deposits and assets, net loan charge-offs, level of loan loss reserves, loan quality, continued success of its Super Community Banking strategy and the strength of the local economy. These forward looking statements are subject to certain risks and uncertainties that could cause the actual results, performance or achievements to differ materially from those expressed, suggested or implied by the forward looking statements. These risks and uncertainties include, but are not limited to: (1) the impact of changes in interest rates, a decline in economic conditions at the international, national and local levels and increased competition among financial service providers on the Company's results of operations, the Company's ability to continue its internal growth at historical rates, the Company's ability to maintain its net interest spread, and the quality of the Company's earning assets; (2) government regulations; (3) the ability to successfully integrate pending mergers and acquisitions; (4) completion of the formation of the REIT; (5) the risks relating to the Company's warrant positions; and (6) the other risks set forth in the Company's reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2000.

For investor information on Greater Bay Bancorp at no charge, call our automated shareholder information line at 1-800-PRO-INFO (1-800-776-4636) and enter code GBBK. For international access, dial 1-201-432-6555.

                            -Financial Tables Follow-

                               GREATER BAY BANCORP
                     SEPTEMBER 30, 2001 - FINANCIAL SUMMARY
                  ($ in 000's, except share and per share data)

-----------------------------------------------------------------------------------------------------------------------------------
SELECTED CONSOLIDATED FINANCIAL CONDITION DATA:
                                                                    Sept 30        Jun 30        Mar 31        Dec 31       Sept 30
                                                                       2001          2001          2001          2000          2000
                                                                -------------------------------------------------------------------
Cash and Due From Banks                                         $   212,811   $   200,271   $   206,156   $   270,774   $   243,207
Investments                                                       2,538,501     2,038,824     1,301,970     1,100,333     1,085,257
Loans:
   Commercial                                                     1,645,159     1,620,541     1,595,293     1,562,712     1,250,056
   Term Real Estate - Commercial                                  1,177,058     1,041,530       992,777       967,428       890,127
                                                                -------------------------------------------------------------------
      Total Commercial                                            2,632,217     2,662,071     2,588,070     2,530,140     2,140,183
   Construction                                                     675,527       723,394       701,414       691,912       581,956
   Real Estate - Other                                              226,553       236,927       233,538       176,568       174,997
   Consumer and Other                                               184,458       204,939       216,064       216,459       206,632
   Deferred Loan Fees, Net                                          (14,075)      (13,759)      (13,461)      (13,657)      (13,440)
                                                                -------------------------------------------------------------------
             Total Loans                                          3,894,680     3,813,572     3,725,625     3,601,422     3,090,328
             Allowance for Loan Losses                              (90,414)      (88,190)      (85,914)      (84,014)      (67,637)
                                                                -------------------------------------------------------------------
   Total Loans, Net                                               3,804,266     3,725,382     3,639,711     3,517,408     3,022,691
Other Assets                                                        287,946       260,500       258,409       241,863       196,914
                                                                -------------------------------------------------------------------
Total Assets                                                    $ 6,843,524   $ 6,224,977   $ 5,406,246   $ 5,130,378   $ 4,548,069
                                                                ===================================================================
Deposits:
   Demand, Non-Interest Bearing                                 $   851,708   $   846,505   $   897,229   $ 1,003,828   $   899,496
   NOW, MMDA and  Savings                                         2,018,214     2,058,234     2,108,098     2,082,708     2,132,184
   Time Certificates, $100,000 and over                             593,536       545,043       595,710       571,330       555,158
   Other Time Certificates                                          850,893       866,970       672,593       507,195       338,500
                                                                -------------------------------------------------------------------
             Total Deposits                                       4,314,351     4,316,752     4,273,630     4,165,061     3,925,338
                                                                -------------------------------------------------------------------
Other Borrowings                                                  1,770,519     1,344,926       572,828       431,228       135,313
Other Liabilities                                                   133,994        92,157       105,922       112,224        87,702
                                                                -------------------------------------------------------------------
             Total Liabilities                                    6,218,864     5,753,835     4,952,380     4,708,513     4,148,353
                                                                -------------------------------------------------------------------
Trust Preferred Securities                                          218,000        99,500        99,500        99,500        99,500
Stockholders' Equity                                                406,660       371,642       354,366       322,365       300,216
                                                                -------------------------------------------------------------------
Total Liabilities and Shareholders' Equity                      $ 6,843,524   $ 6,224,977   $ 5,406,246   $ 5,130,378   $ 4,548,069
                                                                ===================================================================

Average Quarterly Total Loans, excluding Nonaccrual             $ 3,838,288   $ 3,759,151   $ 3,638,946   $ 3,326,505   $ 2,962,402
Average Quarterly Investments                                   $ 2,302,123   $ 1,649,065   $ 1,048,617   $ 1,095,752   $ 1,225,598

Average Quarterly Interest Earning Assets                       $ 6,140,411   $ 5,408,216   $ 4,687,563   $ 4,422,257   $ 4,188,000
Average Quarterly Interest Bearing Liabilities                  $ 5,004,378   $ 4,353,948   $ 3,643,025   $ 3,334,513   $ 3,044,342

Average Quarterly Assets                                        $ 6,490,768   $ 5,770,784   $ 5,088,379   $ 4,783,445   $ 4,532,392
Average Quarterly Equity                                        $   390,017   $   363,785   $   340,582   $   316,331   $   301,644

Total Regulatory Capital
   Tier I or Leverage Capital                                   $   494,374   $   446,412   $   431,427   $   417,847   $   412,724
   Total Capital                                                $   646,596   $   507,979   $   491,675   $   475,891   $   462,807

Nonperforming Assets
   Nonaccrual Loans                                             $    21,620   $     7,221   $    17,874   $    12,593   $    14,884
   Restructured Loans                                                  --            --            --            --             420
   ORFO                                                                 259          --            --            --             395
                                                                -------------------------------------------------------------------
Total Nonperforming Assets                                      $    21,620   $     7,221   $    18,133   $    12,593   $    15,699
                                                                ===================================================================

Greater Bay Trust Company Assets                                $   672,077   $   683,306   $   734,910   $   773,791   $   838,659
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
SELECTED QUARTERLY CONSOLIDATED FINANCIAL CONDITION RATIOS:

                                                                    Sept 30        Jun 30        Mar 31        Dec 31       Sept 30
                                                                       2001          2001          2001          2000          2000
                                                                -------------------------------------------------------------------
Loan to Deposit Ratio                                                90.27%        88.34%        87.18%        86.47%        78.73%
Core Bank Loan to Deposit Ratio (1)                                  74.15%        72.42%        72.39%        72.44%        71.89%
Ratio of Allowance for Loan Losses to:
      Average Loans                                                   2.34%         2.34%         2.35%         2.52%         2.27%
      End of Period Loans                                             2.31%         2.30%         2.30%         2.32%         2.18%
      Total Nonperforming Assets                                    418.20%      1221.30%       473.80%       667.15%       430.84%

Ratio of Provision for Loan Losses to Average Loans,
  annualized:                                                         0.81%         1.05%         0.77%         0.75%         1.05%

Total Nonperforming Assets to Total Assets                            0.32%         0.12%         0.34%         0.25%         0.35%

Ratio of Quarterly Net Charge-offs to Average Loans, annualized       0.58%         0.79%         0.59%         0.31%         0.37%
Ratio of YTD Net Charge-offs to YTD Average Loans, annualized         0.66%         0.69%         0.59%         0.38%         0.41%

Loan Growth, current quarter to prior year quarter                   26.03%        34.31%        40.23%        46.13%        37.05%
Loan Growth, current quarter to prior quarter, annualized             8.44%         9.47%        13.99%        65.79%        35.17%
Loan Growth, YTD annualized                                          10.89%        11.88%        13.99%        46.13%        33.92%

Recurring Revenue Growth, current quarter to prior year quarter      21.73%        24.95%        30.94%        30.59%        34.71%
Recurring Revenue Growth, current quarter to prior quarter,
  annualized                                                         10.20%        18.71%        20.12%        31.93%        21.05%

Net Interest Income Growth, current quarter to prior year
  quarter                                                            21.63%        21.53%        32.06%        40.04%        40.11%
Net Interest Income Growth, current quarter to prior quarter,
  annualized                                                         23.15%        15.11%         5.13%        37.27%        22.88%

Average Earning Assets to Average Total Assets                       94.60%        93.72%        92.12%        92.45%        92.40%
Average Earning Assets to Average Interest-Bearing Liabilities      122.70%       124.21%       128.67%       132.62%       137.57%

Capital Ratios:
      Leverage                                                        7.64%         7.76%         8.52%         8.77%         9.11%
      Tier 1 Risk Based Capital                                       9.83%         9.19%         9.14%         9.40%        10.83%
      Total Risk Based Capital                                       12.86%        10.46%        10.42%        10.70%        12.14%

Risk Weighted Assets                                            $ 5,026,795   $ 4,856,661   $ 4,720,719   $ 4,446,088   $ 3,812,504

Book Value Per Share (2)                                        $      9.51   $      8.72   $      8.33   $      7.69   $      7.21
Total Shares Outstanding (2)                                     42,774,660    42,625,248    42,546,142    41,929,173    41,648,016

---------------
(1) Includes the ten core banking divisions and excludes Matsco, Capco, Pacific Business Funding and Corporate Finance.

(2) Prior periods have been restated for the 2 for 1 stock split effective October 4, 2000.

Note: Prior periods have been restated to reflect the mergers between Greater Bay Bancorp, Bank of Santa Clara and Bank of Petaluma on a pooling-of-interests basis.

--------------------------------------------------------------------------------

                              GREATER BAY BANCORP
                     SEPTEMBER 30, 2001 - FINANCIAL SUMMARY
                  ($ in 000's, except share and per share data)

------------------------------------------------------------------------------------------------------------------------------------
SELECTED QUARTERLY CONSOLIDATED OPERATING DATA:

                                                                      Third        Second         First        Fourth         Third
                                                                    Quarter       Quarter       Quarter       Quarter       Quarter
                                                                       2001          2001          2001          2000          2000
                                                                -------------------------------------------------------------------
Interest Income                                                 $   119,706   $   111,807   $   106,694   $   104,376   $    96,612
Interest Expense                                                     46,954        43,066        40,448        38,957        36,797
                                                                -------------------------------------------------------------------
      Net Interest Income Before Provision for Loan Losses           72,752        68,741        66,246        65,419        59,815
Provision for Loan Losses                                             7,880         9,849         6,928         6,316         7,844
                                                                -------------------------------------------------------------------
      Net Interest Income After Provision for Loan Losses            64,872        58,892        59,318        59,103        51,971

Other Income:

Trust Fees                                                              865           978           886           954           822
Depositor Service Fees                                                2,192         2,091         2,013         2,034         2,219
ATM Fees                                                                803           766           662           748           817
Loan and International Banking Fees                                   1,987         2,085         2,541         2,562         2,497
Gain on Sale of Loans                                                 1,684           375           835           312           429
Gain/(loss) on Investments                                              819         3,944         1,578            21             3
Other Income                                                          1,538         1,588         2,216         1,289         1,288
                                                                -------------------------------------------------------------------
                                                                      9,888        11,827        10,731         7,920         8,075
Nonrecurring - Warrant Income (2)                                        77           504          --             870         2,767
                                                                -------------------------------------------------------------------
   Total Other Income                                                 9,965        12,331        10,731         8,790        10,842

Operating Expenses:
Salaries                                                             16,086        15,188        14,726        14,565        13,022
Benefits                                                              3,594         3,872         3,679         2,884         2,770
                                                                -------------------------------------------------------------------
   Total Compensation and Benefits (4)                               19,680        19,060        18,405        17,449        15,792
Occupancy and Equipment                                               6,597         6,286         5,863         5,711         5,575
Professional Services & Legal                                         2,324         1,532         1,387         1,083         1,312
Telephone, postage and supplies                                       1,232         1,382         1,323         1,295         1,040
Marketing and promotion                                               1,272         1,272         1,235         1,229           935
Data Processing                                                         948           922           911           757           461
Client Services                                                         548           653           644           563           477
FDIC Insurance and Assessments                                          406           330           273           356           379
Other Real Estate, Net                                                 --            --            --               5          --
Other Expenses                                                        3,709         3,481         3,091         2,489         2,014
                                                                -------------------------------------------------------------------
                                                                     36,716        34,918        33,132        30,937        27,985
Trust Preferred Securities (TPS) expense                              3,724         2,454         2,458         2,412         2,585
                                                                -------------------------------------------------------------------
   Total Operating Expenses                                          40,440        37,372        35,590        33,349        30,570
                                                                -------------------------------------------------------------------

Income Before Income Taxes, Merger and Other
  Related Nonrecurring Costs                                         34,397        33,851        34,459        34,544        32,243
Income Taxes:
Income Tax Expense                                                   13,005        12,491        12,928        12,695        11,173
Nonrecurring Income Tax Expense (2)                                      32           212          --             366         1,164
                                                                -------------------------------------------------------------------
   Total Income Tax Expense                                          13,037        12,703        12,928        13,061        12,337
Income Before Merger and Other Related Nonrecurring Costs            21,360        21,148        21,531        21,483        19,906
Merger and Other Related Nonrecurring Costs, net of tax (2)            --            --            --           3,533         7,037
                                                                -------------------------------------------------------------------
                   Net Income                                   $    21,360   $    21,148   $    21,531   $    17,950   $    12,869
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
SELECTED QUARTERLY CONSOLIDATED OPERATING RATIOS:
                                                                      Third        Second         First        Fourth         Third
                                                                    Quarter       Quarter       Quarter       Quarter       Quarter
                                                                       2001          2001          2001          2000          2000
                                                                -------------------------------------------------------------------
Income Per Share (Before Nonrecurring and Merger
  Items) (2),(3)
      Basic                                                     $      0.50   $      0.49   $      0.51   $      0.50   $      0.44
      Diluted                                                   $      0.48   $      0.48   $      0.49   $      0.47   $      0.42
Income Per Share (Before Merger Items) (3)
      Basic                                                     $      0.50   $      0.50   $      0.51   $      0.51   $      0.48
      Diluted                                                   $      0.49   $      0.48   $      0.49   $      0.48   $      0.46
Net Income Per Share (3)
      Basic                                                     $      0.50   $      0.50   $      0.51   $      0.43   $      0.31
      Diluted                                                   $      0.49   $      0.48   $      0.49   $      0.41   $      0.29
Weighted Average Common Shares Outstanding (3)                   42,652,000    42,562,000    42,323,000    41,817,000    41,448,000

Weighted Average Common & Common Equivalent Shares
  Outstanding (3)                                                43,983,000    43,685,000    44,175,000    44,319,000    43,676,000

Return on Period Average Assets, annualized (1)                        1.30%         1.45%         1.72%         1.74%         1.61%
Return on Period Average Equity, annualized (1)                       21.68%        23.00%        25.64%        26.38%        24.14%
Net Interest Margin - Average Earning Assets (5)                       4.70%         5.10%         5.73%         5.89%         5.68%
Operating Expense Ratio (Before Nonrecurring and Merger
  Items)                                                               2.47%         2.60%         2.84%         2.77%         2.68%
Operating Expense Ratio (Before Nonrecurring and Merger
  Items and excluding TPS expense)                                     2.24%         2.43%         2.64%         2.57%         2.46%
Efficiency Ratio (Before Nonrecurring and Merger Items)               48.94%        46.39%        46.23%        45.47%        45.03%
Efficiency Ratio (Before Nonrecurring and Merger Items
  and excluding TPS expense)                                          44.43%        43.34%        43.04%        42.18%        41.22%
------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(1) Before Nonrecurring and Merger Items of $45 thousand, net of tax, in Q3 2001; $292 thousand, net of tax, in Q2 2001; $3.0 million, net of tax, in Q4 2000 and $5.4 million, net of tax, in Q3 2000.

(2) Components of Nonrecurring and Merger Items. Net Income excluding these items is $21,315 for Q3 2001;$20,856 for Q2 2001; $20,979 for Q4 2000 and
     $18,303 for Q3 2000.

(3) Prior periods have been restated for the 2 for 1 stock split effective October 4, 2000.

(4) Included Matsco compensation and benefits of $1.4 million in Q3 2001; $1.1 million in Q2 2001; $2.4 million in Q1 2001 and $904,000 in Q4 2000. (5)
     The Net Interest Margin for Q3 2001 would have been 4.98%, if there was no change in the balance sheet mix.

Note: Prior periods have been restated to reflect the mergers between Greater Bay Bancorp, Bank of Santa Clara and Bank of Petaluma on a pooling-of-interests basis.

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
                              GREATER BAY BANCORP
                     SEPTEMBER 30, 2001 - FINANCIAL SUMMARY
                  ($ in 000's, except share and per share data)

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SELECTED YEAR TO DATE CONSOLIDATED OPERATING DATA:

                                                                                   YTD            YTD
                                                                                30-Sep         30-Sep
                                                                                  2001           2000
                                                                         -------------  -------------
Interest Income                                                          $     338,207  $     263,987
Interest Expense                                                               130,468         97,447
                                                                         -------------  -------------
      Net Interest Income Before Provision for Loan Losses                     207,739        166,540
Provision for Loan Losses                                                       24,657         21,780
                                                                         -------------  -------------
      Net Interest Income After Provision for Loan Losses                      183,082        144,760

Other Income:
Trust Fees                                                                       2,729          2,496
Depositor Service Fees                                                           6,296          6,560
ATM Fees                                                                         2,231          2,143
Loan and International Banking Fees                                              6,613          5,600
Gain on Sale of Loans                                                            2,894          1,878
Gain/(loss) on Investments                                                       6,341             60
Other Income                                                                     5,342          5,882
                                                                         -------------  -------------
                                                                                32,446         24,619
Nonrecurring - Warrant Income (2)                                                  581         12,116
                                                                         -------------  -------------
   Total Other Income                                                           33,027         36,735

Operating Expenses:
Salaries                                                                        46,000         38,513
Benefits                                                                        11,145          8,362
                                                                         -------------  -------------
   Total Compensation and Benefits (4)                                          57,145         46,875
Occupancy and Equipment                                                         18,746         15,977
Professional Services & Legal                                                    5,243          3,621
Telephone, postage and supplies                                                  3,937          3,362
Marketing and promotion                                                          3,779          2,956
Data Processing                                                                  2,781          1,375
Client Services                                                                  1,845          1,518
FDIC Insurance and Assessments                                                   1,009            880
Other Real Estate, Net                                                            --               51
Other Expenses                                                                  10,281          7,218
                                                                         -------------  -------------
                                                                               104,766         83,833
Trust Preferred Securities (TPS) expense                                         8,636          5,426
                                                                         -------------  -------------
   Total Operating Expenses                                                    113,402         89,259
                                                                         -------------  -------------

Income Before Income Taxes, Merger and Other Related Nonrecurring Costs        102,707         92,236
Income Taxes:
Income Tax Expense                                                              38,424         30,432
Nonrecurring Income Tax Expense (2)                                                244          5,044
                                                                         -------------  -------------
   Total Income Tax Expense                                                     38,668         35,476
Income Before Merger and Other Related Nonrecurring Costs                       64,039         56,760
Merger and Other Related Nonrecurring Costs, net of tax (2)                       --           16,170
                                                                         -------------  -------------
             Net Income                                                  $      64,039  $      40,590
                                                                         -------------  -------------
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SELECTED YEAR TO DATE CONSOLIDATED OPERATING RATIOS:
                                                                                30-Sep         30-Sep
                                                                                  2001           2000
                                                                         -------------  -------------
Income Per Share (Before Nonrecurring and Merger Items) (2), (3)
      Basic                                                               $       1.50   $       1.21
      Diluted                                                             $       1.45   $       1.16

Income Per Share (Before Merger Items) (3)
      Basic                                                               $       1.51   $       1.38
      Diluted                                                             $       1.46   $       1.32
Net Income Per Share (3)
      Basic                                                               $       1.51   $       0.99
      Diluted                                                             $       1.46   $       0.94
Weighted Average Common Shares Outstanding (3)                              42,515,000     40,996,000

Weighted Average Common & Common Equivalent Shares Outstanding (3)          43,850,000     42,981,000

Return on Period Average Assets, annualized (1)                                  1.47%          1.57%
Return on Period Average Equity, annualized (1)                                 23.30%         23.25%
Net Interest Margin - Average Earning Assets                                     5.13%          5.64%
Operating Expense Ratio (Before Nonrecurring and Merger Items)                   2.62%          2.81%
Operating Expense Ratio (Before Nonrecurring and Merger Items and
  excluding TPS expense)                                                         2.42%          2.64%
Efficiency Ratio (Before Nonrecurring and Merger Items)                         47.21%         46.69%
Efficiency Ratio (Before Nonrecurring and Merger Items and excluding
  TPS expense)                                                                  43.62%         43.86%

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

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(1)  Before Nonrecurring and Merger Items of $337 thousand, net of tax, in YTD
     Sept 2001 and $9.1 million, net of tax, in YTD Sept 2000.

(2) Components of Nonrecurring and Merger Items. Net Income excluding these items is $63,702 for YTD Sept 2001 and $49,688 for YTD Sept 2000.

(3) Prior periods have been restated for the 2 for 1 stock split effective October 4, 2000.

(4) Included Matsco compensation and benefits of $5.0 million in YTD September 2001.

Note: Prior periods have been restated to reflect the mergers between Greater Bay Bancorp, Bank of Santa Clara and Bank of Petaluma on a pooling-of-interests basis.

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